As Filed With the Securities and Exchange Commission
on September 9, 2005
Registration No. 33-50248

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
POST-EFFECTIVE AMENDMENT NO. 1 TO
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
GENESCO INC.
(Exact name of registrant as specified in its charter)

Tennessee	62-0211340
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1415 Murfreesboro Road
Nashville, Tennessee 37217-2895
(Address of Principal Executive Offices)
1987 STOCK OPTION PLAN
(Full title of the plan)
Roger G. Sisson
Vice President, Secretary and General Counsel
Genesco Inc.
1415 Murfreesboro Road
Nashville, Tennessee 37217-2895
(615) 367-7000
(Name, Address, and Telephone Number of Registrant’s agent for service)
Copy to:
J. Allen Overby
Bass, Berry & Sims PLC
315 Deaderick Street, Suite 2700
Nashville, Tennessee 37238-0002

Deregistration of Shares
SIGNATURES

Deregistration of Shares
     Pursuant to Registration Statement on Form S-8, No. 33-50248 (the “Registration Statement”), Genesco Inc. registered 600,000 shares of its common stock, par value $1.00 per share (“Common Stock”), issuable under the 1987 Stock Option Plan (the “Plan”). All outstanding options under the Plan have expired and the Plan has been terminated. This post-effective amendment deregisters 124,263 shares of Common Stock remaining unissued under the Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on this 9th day of September, 2005.
GENESCO INC.
By: /s/ Hal N. Pennington
      Hal N. Pennington
      Chairman, President and Chief Executive
      Officer
     KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints James S. Gulmi and Roger G. Sisson and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Hal N. Pennington Hal N. Pennington	Chairman, President and Chief Executive Officer (Principal Executive Officer)	September 9, 2005

/s/ James S. Gulmi James S. Gulmi	Senior Vice President — Finance and Chief Financial Officer (Principal Financial Officer)	September 9, 2005

/s/ Paul D. Williams Paul D. Williams	Chief Accounting Officer (Principal Accounting Officer)	September 9, 2005

/s/ Leonard L. Berry Leonard L. Berry, Ph.D.	Director	September 9, 2005

/s/ William F. Blaufuss, Jr. William F. Blaufuss, Jr.	Director	September 9, 2005

/s/ Robert V. Dale Robert V. Dale	Director	September 9, 2005

/s/ Matthew C. Diamond Matthew C. Diamond	Director	September 9, 2005

/s/ Marty G. Dickens Marty G. Dickens	Director	September 9, 2005

/s/ Ben T. Harris Ben T. Harris	Director	September 9, 2005

/s/ Kathleen Mason Kathleen Mason	Director	September 9, 2005

/s/ William A. Williamson, Jr. William A. Williamson, Jr.	Director	September 9, 2005